UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 17, 2005

FOOTSTAR, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE ______________________________ (State or Other Jurisdiction of Incorporation)	1-11681 _______________________________ (Commission File Number)	22-3439443 ____________________________ (I.R.S. Employer Identification Number)

933 MacArthur Boulevard, Mahwah, New Jersey 07430

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (845) 727-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On February 17, 2005, Footstar, Inc. (“Footstar”) entered into an Agreement and General Release (the “Agreement”) by and between Footstar and Mark G. Morrison, Footstar’s Senior Vice President, Human Resources. The Agreement will become effective upon the expiration of a seven-day revocation period following the execution of the Agreement (the “Revocation Period”).

The terms of the Agreement are generally as follows, subject in all respects to the terms and conditions of the Agreement being filed as Exhibit 10.1.

Mr. Morrison’s last day of employment will be January 31, 2005. Footstar agrees to pay Mr. Morrison the following amounts in a lump sum, less applicable deductions, in accordance with the Key Employee Retention Plan (“KERP”) established by order of the U.S. Bankruptcy Court of the Southern District of New York in May 2004 within fourteen (14) days of separation, provided that Footstar is in receipt of an executed copy of the Agreement and the Revocation Period has expired: (i) $410,000 pursuant to the KERP, and (ii) $615,525 representing benefits of seventy-eight (78) weeks pay.

Mr. Morrison will be eligible to continue to participate in Footstar’s medical and dental plans for a period of up to eighteen (18) months following the date of separation of employment, unless such coverage becomes available to Mr. Morrison as a result of obtaining other employment. Footstar will provide outplacement services for Mr. Morrison for a period of eighteen (18) months following the date of separation. Mr. Morrison’s outstanding stock options as of his last day of employment will be exercisable for a period of ninety (90) days thereafter. Mr. Morrison will also receive 100% of his deferred vested shares under Footstar’s Switch to Equity Plan. In consideration of the payments to Mr. Morrison pursuant to the Agreement, he has agreed to fully release Footstar and all related persons and entities from any and all claims, except for any claims he may have for any 2004 Cash Performance Incentive payment provided that he filed a valid proof of claim with the Bankruptcy Court within the established deadline.

Item 1.02 – Termination of a Material Definitive Agreement.

Pursuant to Section 11(C) of the Agreement, an Employment Agreement dated August 1, 2001 between Footstar and Mr. Morrison (the “Employment Agreement”) will be terminated. Mr. Morrison’s terms of employment were generally as set forth in the Employment Agreement which was filed as Exhibit 10.5g to Footstar’s Annual Report on Form 10-K for the 2002 fiscal year filed on September 3, 2004.

The disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 1.02.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Agreement and General Release entered into on February 17, 2005, by and between Mark G. Morrison and Footstar, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2005	FOOTSTAR, INC. By: /s/ Maureen Richards —————————————— Name: Maureen Richards Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and General Release entered into on February 17, 2005, by and between Mark G. Morrison and Footstar, Inc.